UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 24, 2011

Brainstorm Cell Therapeutics Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-61610	20-8133057
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

110 East 59th Street
New York, New York	10022
(Address of principal executive offices)	(Zip Code)

(212) 557-9000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 24, 2011, Brainstorm Cell Therapeutics Inc. (the “Company”) announced that Adrian Harel, Ph.D., has been appointed as its Chief Operating Officer and Acting Chief Executive Officer.  Dr. Harel will also serve as the Company’s Director of Research and Development.

On January 31, 2011, the Company and BrainStorm Cell Therapeutics Ltd., a wholly owned subsidiary of the Company (the “Subsidiary”), and Dr. Harel entered into an employment agreement (effective as of January 23, 2011) which sets forth the terms of employment. Pursuant to the agreement, Dr. Harel’s assumption of the role as the Acting Chief Executive Officer of the Company shall commence on March 1, 2011, and Dr. Harel will serve as an officer in such capacities for the Company and the Subsidiary,

Dr. Harel will be paid a monthly salary of NIS34,000 (app. $9,200) (including benefits for monthly totals of approximately NIS51,000 (app. $13,800)).  Dr. Harel will also receive other benefits that are generally made available to the Company’s employees.  The Company will provide Dr. Harel with a company car, and a gross-up payment for any taxes relating thereto.  Dr. Harel will also receive a grant of a stock option for the purchase of 450,000 shares of the Company’s common stock on his first day of employment with the Company which shall vest 1/3 after one year and the balance 2/3 over 24 months in equal parts.  The exercise price for such options will be $0.20 per share.  Any bonus for which Dr. Harel may be eligible will be determined in the discretion of the Board of Directors, based on achieving Company objectives and the individual contributions of Dr. Harel.

From 2009 until 2010, Dr. Harel set up Da-Ta Biotech Ltd, a consulting and advisory business focused on early stage biotech companies.  Also during 2010, Dr. Harel provided consulting services to KMBY LTD in connection with a medical device in the orthopedic field.  From 2008 through 2010, Dr. Harel served as Chief Executive Officer of Meditor Pharmaceuticals Ltd. and Aminolab Technologies 2000 Ltd., which are focused on the production of new ethical drugs.  From 2003 through 2007, Dr. Harel served as Chief Operating Officer of Sepal Pharma Ltd. and Molecular Cytomics Ltd.

Dr. Harel is 53 years old. There are no family relationships between Dr. Harel and any director or other executive officer of the Company.

The above description of the employment agreement is qualified in its entirety by reference to the terms of the employment agreement, attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The exhibit listed in the Exhibit Index below is filed with this report.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 2, 2011	Brainstorm Cell Therapeutics Inc.

	By:	/s/ Liat Sossover
Liat Sossover
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement dated January 30, 2011 between BrainStorm Cell Therapeutics Ltd and Dr. Adrian Harel.